EXHIBIT 4.5

                             CERTIFICATE OF TRUST
                                       OF
                             BANKUNITED CAPITAL III


         THIS Certificate of Trust of BankUnited Capital III (the "Trust"), dated as of June 6, 1997, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C /section/3801, et seq.).

         1. NAME. The name of the business trust formed hereby is BankUnited Capital III.

         2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711.

         3. EFFECTIVE DATE. This Certificate of Trust shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned, being the Trustees of the Trust, have executed this Certificate of Trust as of the date first-above written.

                                        THE BANK OF NEW YORK (DELAWARE)
                                        as Trustee


                                        By:  /s/ WALTER N. GITLIN
                                            ------------------------------
                                            Name:   Walter N. Gitlin
                                            Title:  Authorized Signatory


                                        JAMES A. DOUGHERTY, as Trustee


                                        /s/ JAMES A. DOUGHERTY
                                        ----------------------------------


                                        NANCY L. ASHTON, as Trustee


                                        /s/ NANCY L. ASHTON
                                        ----------------------------------